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                                                                   EXHIBIT 10.21

                        TRANSITION AGREEMENT AND RELEASE

      THIS TRANSITION AGREEMENT AND RELEASE (this "AGREEMENT") is made by and between David Kleinberg (the "EXECUTIVE") and Digital Impact, Inc. (the "COMPANY"; together with the Executive, the "PARTIES") and is effective eight days after the date any party last executes it (the "EFFECTIVE DATE") provided that Executive does not revoke it prior to that date:

      WHEREAS, the Executive has been employed by the Company as its Senior Vice President, Marketing;

      WHEREAS, the parties desire that the Executive continue as an active employee of the Company through March 31, 2003 (the "TRANSITION PERIOD"), after which he will be placed on an unpaid leave of absence through July 31, 2003 ("LEAVE OF ABSENCE"), with such Transition Period or Leave of Absence potentially ending earlier upon the Executive's Resignation Date (as defined below);

      WHEREAS, the Company and the Executive have entered into an Employee Proprietary Information and Inventions Agreement (the "CONFIDENTIALITY AGREEMENT"); and

      WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company and that the Company may have against the Executive as defined herein, including, but not limited to, any and all claims arising or in any way related to the Executive's employment with, or separation from, the Company;

      NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

      1. Transition Period. During the Transition Period:

            (a) the Executive's employment with the Company shall continue, provided that as of February 1, 2003, the Executive shall no longer bear the title of Senior Vice President, Marketing and shall no longer be an executive officer of the Company or have signatory authority.

            (b) the Company may request, and the Executive agrees to provide, transition assistance as respects matters being managed by the Executive. Notwithstanding anything to the contrary in this Section 1, during the Transition Period, the Executive may also pursue and obtain other employment opportunities without the pursuit of such employment representing a breach of his obligations under this Agreement (but subject to the terms of the Confidentiality Agreement). Should the Executive obtain other full-time employment during the Transition Period, the Executive's "RESIGNATION DATE" shall be considered to be the day prior to the Executive's commencing such employment. The Executive shall notify the Company of his intent to commence such employment within no less than a week prior to doing so, or within a week after he accepts such employment, whichever is earlier. All benefits set forth in this Agreement not previously terminated shall cease as of the Resignation Date.
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            (c) the Executive shall receive the following benefits:

                  (1) The Executive may continue to represent to the public that he is employed by the Company holding the title of Vice President, Special Projects.

                  (2) The Company shall continue to pay the Executive his current base salary, less applicable withholding and deductions. The Company shall pay the Executive an additional lump-sum severance payment of $18,333.33 on March 31, 2003, less applicable withholding and deductions. The payments set forth in this Section 1(c)(2) represent the Executive's entire cash severance due under this Agreement.

                  (3) The Executive's stock options shall continue to vest in accordance with the terms of the Company's 1998 Stock Plan (the "PLAN") and the option agreements applicable to such grants.

                  (4) The Company shall continue to finance Executive's medical, dental and other health coverage benefits in the same manner as the Company has provided such coverage prior to the Transition Period. Executive may continue to participate in the Company's qualified defined contribution plan.

                  (5) The Company shall continue to provide access for the Executive to one voicemail account and one email account at the Company, as well as access to Jupiter and Forrester research to the extent available to Company employees generally. The Executive may retain the Company-issued telephone and laptop computer currently in the Executive's possession.

            Except for the benefits set forth in this Section 1, all other company benefits and vesting shall cease as of January 31, 2003.

      2. Leave of Absence. During the Leave of Absence:

            (a) The Executive may continue to represent to the public that he is employed by the Company holding the title of Vice President, Special Projects.

            (b) The Executive's stock options shall cease vesting and shall be treated under the Plan in the same manner as stock options of other employees placed on an unpaid leave of absence.

            (c) The Company shall continue to finance Executive's medical, dental and other health coverage benefits in the same manner as the Company has provided such coverage prior to the Transition Period. Executive may continue to participate in the Company's qualified defined contribution plan to the extent permitted under the terms of such plan.

            (d) The Company shall continue to provide access for the Executive to one voicemail account and one email account at the Company, as well as access to Jupiter and Forrester research to the extent available to Company employees generally. The Executive may


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retain the Company-issued telephone and laptop computer currently in the
Executive's possession.

            (e) The Company shall reimburse the Executive for up to $5,000 of outplacement, job search and professional development expenses generally. The Company shall pay any unused portion of this amount to the Executive, less applicable withholdings and deductions, upon the earlier of July 31, 2003 and the Resignation Date.

            Except for the benefits set forth in this Section 2, all other company benefits and vesting shall cease as of March 31, 2003.

      3. Resignation. The Executive shall resign from his employment with the Company and any other office he may hold with any subsidiary of the Company as of the Resignation Date. The Executive shall execute any additional documentation necessary to remove the Executive from any position he may have at any such subsidiary and hereby grants the Company a power of attorney for the purpose of executing any such document. Following the Resignation Date, the Executive may retain possession of the Company-issued telephone and laptop computer currently in the Executive's possession. The Executive shall be responsible for all charges associated with such equipment following January 31, 2003.

      4. Confidential Information. The Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company in accordance with the Confidentiality Agreement between the Executive and the Company, according to the terms of that document. The Executive shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date.

      5. Payment of Wages. Subject to his receipt of any unpaid outstanding amounts due for wages and vacation, the Executive acknowledges and represents that the Company will have paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Executive.

      6. Executive's Release of Claims. The Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Executive by the Company. The Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation:

            (a) any and all claims relating to or arising from the Executive's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims relating to, or arising from, the Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation,


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any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

            (e) any and all claims for violation of the federal, or any state, constitution;

            (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

            (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by the Executive as a result of this Agreement; and

            (h) any and all claims for attorneys' fees and costs.

      The Company and the Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not, however, extend to any obligations incurred under this Agreement nor does it extend to the Executive's rights to an indemnity and defense from the Company and/or its insurers to the extent he is entitled to one by virtue of his employment with the Company, under governing law and/or Company agreements, bylaws, articles of incorporation or other Company policies or practices.

      7. Company's Release of Claims. The Company, on its on behalf and on behalf of its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release the Executive from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation:


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            (a) any and all claims relating to or arising from the Executive's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims under the law of any jurisdiction including, but not limited to, breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; trade secret or securities law violations; promissory estoppel; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (c) any and all claims for violation of any federal, state or municipal statute or constitutional provision;

            (d) any and all claims arising out of any other laws and regulations relating to employment or employment performance; and

            (e) any and all claims for attorneys' fees and costs.

      The Company and the Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      8. Acknowledgement of Waiver of Claims Under ADEA. The Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. The Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing that:

            (a) he should consult with an attorney prior to executing this Agreement;

            (b) he has up to twenty-one (21) days within which to consider this Agreement;

            (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

            (d) this Agreement shall not be effective until the revocation period has expired; and

            (e) nothing in this Agreement prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.


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      9. Civil Code Section 1542. The parties represent that they are not aware of any claim by each against the other, except for the claims that are released by this Agreement. The parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      The parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

      10. No Pending or Future Lawsuits. The parties represent that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against the other party or any other person or entity referred to herein. The parties also represent that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against the other party or any other person or entity referred to herein.

      11. Application for Employment. The Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company and he hereby waives any right, or alleged right, of employment or re-employment with the Company. The Executive further agrees that he will not apply for employment with the Company.

      12. No Cooperation. The parties agree that they will not act in any manner that might damage the other party for any act or event that occurs prior to the Effective Date, other than any action each may take to enforce his or its rights under this Agreement. Except as so limited, the parties agree that they will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the other party hereto and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company or heir, family member, executor or assign of the Executive, unless under a subpoena or other court order to do so for any act or event that predates the Effective Date.

      13. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other party or tortious interference with the contracts and relationships of the other party. All inquiries by potential future employers of the Executive will be directed to the Company's Human Resources Department. Upon inquiry, the Company shall only state the following: the Executive's last or current position and, if applicable, date of resignation.

      14. Non-Solicitation. The Executive agrees that for a period of twelve
(12) months immediately following the Resignation Date, the Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment,


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or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for himself or any other person or entity.

      15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be:

            (a) an admission of the truth or falsity of any claims heretofore made; or

            (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      16. No Knowledge of Wrongdoing. The Parties represent that they have no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves the Executive or the Company or any of its employees.

      17. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

      18. Authority. The Company represents and warrants that the individual signing on its behalf has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      19. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      20. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

      21. Entire Agreement. This Agreement, and the agreements incorporated herein by reference to the extent they are consistent with this Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been merged into this Agreement.

      22. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms


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and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

      23. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

      24. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California. Any action at law, suit in equity, or other judicial proceedings for the enforcement of this Agreement, or related to any provision of this Agreement, shall be instituted only in courts with venue in the State of California, except that the Company may seek injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of the Company's trade secrets or confidential or proprietary information. The parties hereby expressly consent to venue and personal jurisdiction of the state and federal courts in the State of California for any lawsuit filed there against any party arising from or relating to this Agreement.

      25. Counterparts. This Agreement may be executed in counterparts and by facsimile signature, and each counterpart and facsimile signature shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.

      27. Notices. Any Notice required or permitted by this Agreement shall be in writing and shall be sufficient upon delivery, delivered personally by an overnight courier or sent by fax (upon customer confirmation of receipt), or forty-eight hours after being deposited in the U.S. mail as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereof or as subsequently modified by written notice and if to Company, said notice shall be directed to Ken Hirschman, Vice President, General Counsel or his successor at Digital Impact, Inc., 177 Bovet Road, Suite 200,


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San Mateo, CA 94402 and, if to Executive at PO Box 2031, Menlo Park, CA 94026,
with a copy to Bruce Towner, Towner Law Offices, 1700 Montgomery Street, Suite 110, San Francisco, CA 94111.

            IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                           DIGITAL IMPACT, INC.

Dated:                                     By:
      -------------------------------         ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


                                           DAVID KLEINBERG

Dated:
      -------------------------------      -------------------------------------


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